UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2008

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2008, Cabot Oil & Gas Corporation (the “Company”) entered into an Underwriting Agreement with Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Underwriters up to an aggregate of 5,002,500 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) (including up to 652,500 shares of Common Stock upon the exercise of the Underwriters’ option to purchase additional shares). The Company expects to close the sale of 5,002,500 shares of Common Stock on June 25, 2008.

The shares of Common Stock to be sold in the offering are to be issued pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-151725). A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d)	Exhibits.

1.1	Underwriting Agreement, dated June 20, 2008, between the Company and Goldman, Sachs & Co., as representative of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Lisa A. Machesney
Lisa A. Machesney
Vice President, Managing Counsel and Corporate Secretary

Date: June 25, 2008

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated June 20, 2008, between the Company and Goldman, Sachs & Co., as representative of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

4